Exhibit 23.7

September 30, 2010

ShangPharma Corporation

No. 5 Building, 998 Halei Road

Zhangjiang Hi-Tech Park Pudong New Area

Shanghai, 201203

The People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of ShangPharma Corporation (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on September 30, 2010 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Julian Ralph Worley
Julian Ralph Worley